                                                                     EXHIBIT 3.3


                            CERTIFICATE OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                                DDR SYSTEMS, INC.

         The undersigned corporation adopts the following Certificate of Amendment to the Articles of Incorporation of said corporation:

         1. The name of the corporation is DDR Systems, Inc.

         2. The Articles of Incorporation of the corporation are hereby amended as follows:

            2.1 Article I is amended to provide as follows:

                                   ARTICLE I.

            The name of the corporation is Grand Prix Sports, Inc.

         3. The foregoing amendment was adopted by consent resolution of the directors of the corporation, and by consent resolution of the majority shareholder on March 9, 2001 pursuant to RCW 23B.10.070.


Dated and effective March 9, 2001.

                                               DDR SYSTEMS, Inc.


                                               By:
                                                   -----------------------------
                                                   Glen E. Jones
                                                   Its President